SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2005

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4© under the Exchange Act (17 CFR 240.13e–4©)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2005, the Board of Directors of TenFold Corporation held a regularly scheduled meeting, at which Mr. Stephen H. Coltrin was elected to the Board of Directors.

Mr. Coltrin is Chairman and CEO of Coltrin & Associates, a strategic communications firm. In October 2004, TenFold Corporation engaged Coltrin & Associates to provide public relations and corporate communications services to TenFold, pursuant to which TenFold has incurred fees to Coltrin & Associates from inception through April 30, 2005 of approximately $323,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2005, the Board of Directors of TenFold Corporation held a regularly scheduled meeting, at which the Board unanimously approved amending the Bylaws of TenFold Corporation to increase the number of directors from six (6) to seven (7), to be comprised of four (4) Class I directors, and three (3) Class II directors, effective May 19, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description
3.1	Certificate Of Amendment To The By-Laws Of TenFold Corporation Dated May 19, 2005.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Nancy M. Harvey
Name:	Nancy M. Harvey
Title:	President, Chief Executive Officer,
and Chief Financial Officer

Dated:	May 23, 2005